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[Sutherland, Asbill & Brennan LLP letterhead]



                                    June 15, 1998


Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the registration statement on Form S-6 for Farm Bureau Life Variable Account II (File No. 333-45805). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND, ASBILL & BRENNAN LLP

                                        By: /s/ Stephen E. Roth

                                                 Stephen E. Roth, Esq.